UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2012

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Offers and Consent Solicitations

On March 6, 2012, the Mohegan Tribal Gaming Authority (the “Authority”), an instrumentality of the Mohegan Tribe of Indians of Connecticut (the “Tribe”), closed its previously announced private exchange offers and consent solicitations (the “Exchange Offers”) for the outstanding notes listed in the table below (the “Old Notes”).

The results of the Exchange Offers, including the amount of each series of new guaranteed notes of the Authority issued in exchange for each series of Old Notes (the “New Notes”), are also set forth in the table below.

Series of Old Notes	Principal Amount of Old Notes Tendered and Accepted	New Notes Issued in Exchange for Old Notes
11 1/2% Second Lien Senior Secured Notes due 2017 (the “Old Second Lien Notes”)	$199,800,000	$199,800,000 11 1/2% Second Lien Senior Secured Notes due November 1, 2017 (the “New Second Lien Notes”)
8% Senior Subordinated Notes due 2012 (the “Old 2012 Notes”)	$183,546,000	$183,546,000 10 1/2% Third Lien Senior Secured Notes due December 15, 2016 (the “New Third Lien Notes”)
6 1/8% Senior Notes due 2013 (the “Old 2013 Notes”)	$234,225,000	$234,225,000 New Third Lien Notes
7 1/8% Senior Subordinated Notes due 2014 (the “Old 2014 Notes”)	$203,844,000	$203,844,000 11% Senior Subordinated Toggle Notes due September 15, 2018 (the “New Senior Subordinated Notes”)
6 7/8% Senior Subordinated Notes due 2015 (the “Old 2015 Notes”)	$140,346,000	$140,346,000 New Senior Subordinated Notes

The New Notes were issued in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been registered under the Securities Act or the securities laws of any jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

New Second Lien Notes and the New Second Lien Indenture

The New Second Lien Notes were issued pursuant to an indenture (the “New Second Lien Indenture”) dated March 6, 2012, by and among the Authority, the Tribe, U.S. Bank National Association, as trustee, and, as guarantors, Downs Racing, L.P., Backside, L.P., Mill Creek Land, L.P., Northeast Concessions, L.P., Mohegan Commercial Ventures PA, LLC, Mohegan Ventures-Northwest, LLC, Mohegan Golf LLC, Mohegan Ventures Wisconsin, LLC, Wisconsin Tribal Gaming, LLC, MTGA Gaming, LLC and Mohegan Basketball Club LLC (the “Guarantors”).

Interest on the New Second Lien Notes is payable semiannually in arrears on May 1 and November 1 of each year, commencing November 1, 2012. The New Second Lien Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors.

The Authority may redeem the New Second Lien Notes, in whole or in part, at any time prior to November 1, 2014 at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest, if any. Beginning on November 1, 2014, the Authority may redeem the New Second Lien Notes, in whole or in part, at any time at a premium decreasing ratably to zero, plus accrued and unpaid interest. If a change of control of the Authority occurs, the Authority must offer to repurchase the New Second Lien Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest. Additionally, if the Authority undertakes specific kinds of asset sales or suffers events of loss, and the Authority does not use the related sale or insurance proceeds for specified purposes, the Authority may be required to offer to repurchase the New Second Lien Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest.

The New Second Lien Notes and the guarantees of the New Second Lien Notes are secured by second lien security interests in substantially all of the Authority’s property and assets and that of the Guarantors (other than the WNBA Subsidiary). We refer to the Authority and the Guarantors, other than Mohegan Basketball Club, LLC, collectively as the “Grantors”. These liens are junior in priority to the liens on the same collateral securing the Authority’s bank credit facilities described below (and permitted replacements thereof) and to all other permitted prior liens, including liens securing certain hedging obligations. The collateral securing the New Second Lien Notes constitutes substantially all of the Grantors’ property and assets that secure the bank credit facilities described below, the Old Second Lien Notes and the New Third Lien Notes, but excludes certain excluded assets.

The New Second Lien Indenture contains certain covenants that, subject to certain exceptions, limit the Authority’s and the Guarantors’ ability to incur additional debt, pay dividends or distributions, make certain investments, create liens on assets, enter into transactions with affiliates, merge or consolidate with another company, transfer and sell assets, or impair assets constituting collateral.

The New Second Lien Indenture includes customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay certain other indebtedness and certain events of bankruptcy and insolvency and certain judgment defaults, the occurrence of which would permit or require the principal of and accrued and unpaid interest on the New Second Lien Notes to become or to be declared due and payable.

The foregoing description of certain provisions of the New Second Lien Indenture is qualified in its entirety by reference to the full text of the New Second Lien Indenture, a copy of which will be filed with the Authority’s next periodic report.

New Third Lien Notes and the New Third Lien Indenture

The New Third Lien Notes were issued pursuant to an indenture (the “New Third Lien Indenture”) dated March 6, 2012, by and among the Authority, the Tribe, U.S. Bank National Association, as trustee, and the Guarantors.

Interest on the New Third Lien Notes is payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2012. The New Third Lien Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors.

The Authority may redeem the New Third Lien Notes, in whole or in part, at any time at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any. If a change of control of the Authority occurs, the Authority must offer to repurchase the New Third Lien Notes at 101% of the principal amount, plus accrued and unpaid interest. Additionally, if the Authority undertakes specific kinds of asset sales or suffers events of loss, and the Authority does not use the related sale or insurance proceeds for specified purposes, the Authority may be required to offer to repurchase the New Third Lien Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest.

The New Third Lien Notes and the guarantees of the New Third Lien Notes are secured by third lien security interests in substantially all of the Grantors’ property and assets. These liens are junior in priority to the liens on the same collateral securing the Authority’s bank credit facilities described below, the New Second Lien Notes and the Old Second Lien Notes (and permitted replacements of each of the foregoing) and to all other permitted prior liens, including liens securing certain hedging obligations. The collateral securing the New Third Lien Notes constitutes substantially all of the Grantors’ property and assets that secure the bank credit facilities described below, the New Second Lien Notes and the Old Second Lien Notes, but excludes certain excluded assets.

The covenants and events of default in the New Third Lien Indenture are substantially the same as those in the New Second Lien Indenture.

The foregoing description of certain provisions of the New Third Lien Indenture is qualified in its entirety by reference to the full text of the New Third Lien Indenture, a copy of which will be filed with the Authority’s next periodic report.

New Senior Subordinated Notes and the New Senior Subordinated Indenture

The New Senior Subordinated Notes were issued pursuant to an indenture (the “New Senior Subordinated Indenture”) dated March 6, 2012, by and among the Authority, the Tribe, U.S. Bank National Association, as trustee, and the Guarantors.

Interest on the New Senior Subordinated Notes is payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2012. The initial interest payment on the New Senior Subordinated Notes will be payable entirely in cash. For any subsequent interest payment period through March 15, 2018, the Authority may, at its option, elect to pay interest on the New Senior Subordinated Notes either entirely in cash or by paying up to 2% interest in New Senior Subordinated Notes (“PIK Interest”). If the Authority elects to pay any PIK Interest, it will increase the principal amount of the New Senior Subordinated Notes in an amount equal to the amount of PIK Interest for the applicable interest payment period to holders of New Senior Subordinated Notes on the relevant record date. The New Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors.

The Authority may redeem the New Senior Subordinated Notes, in whole or in part, at any time at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any. If a change of control of the Authority occurs, the Authority must offer to repurchase the New Senior Subordinated Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest. Additionally, if the Authority undertakes specific kinds of asset sales or suffers events of loss, and the Authority does not use the related sale or insurance proceeds for specified purposes, the Authority may be required to offer to repurchase the New Senior Subordinated Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest.

The covenants and events of default in the New Senior Subordinated Indenture are substantially the same as those in the New Second Lien Indenture, other than covenants relating to the impairment of collateral which are not included in the New Senior Subordinated Indenture.

The foregoing description of certain provisions of the New Senior Subordinated Indenture is qualified in its entirety by reference to the full text of the New Senior Subordinated Indenture, a copy of which will be filed with the Authority’s next periodic report.

Consent Solicitations

As part of the Exchange Offers, the Authority solicited consents from tendering holders of Old Notes to certain amendments to the indentures governing the respective series of Old Notes. On March 5, 2012, the Authority consummated the consent solicitations by entering into (i) Supplemental Indenture No. 8 to the Indenture, dated as of February 20, 2002, among the Authority, the Tribe, the Guarantors, and U.S. Bank as trustee, with respect to the Old 2012 Notes (the “2012 Supplemental Indenture”); (ii) Supplemental Indenture No. 5 to the Indenture, dated as of February 8, 2005, among the Authority, the Tribe, the Guarantors, and U.S. Bank as trustee, with respect to the Old 2013 Notes (the “2013 Supplemental Indenture”); (iii) Supplemental Indenture No. 6 to the Indenture, dated as of August 3, 2004, among the Authority, the Tribe, the Guarantors, and U.S. Bank as trustee, with respect to the Old 2014 Notes (the “2014 Supplemental Indenture”); (iv) Supplemental Indenture No. 5 to the Indenture, dated as of February 8, 2005, among the Authority, the Tribe, the Guarantors, and U.S. Bank as trustee, with respect to the Old 2015 Notes (the “2015 Supplemental Indenture”); and (v) Supplemental Indenture No. 1 to the Indenture, dated as of October 26, 2009, among the Authority, the Tribe, the Guarantors, and U.S. Bank as trustee, with respect to the Old Second Lien Notes (the “Second Lien Supplemental Indenture” and together with the 2012 Supplemental Indenture, the 2013 Supplemental Indenture, the 2014 Supplemental Indenture and the 2015 Supplemental Indenture, the “Supplemental Indentures”). Each of the Supplemental Indentures is dated as of March 5, 2012, and is by and among the Authority, the Tribe, the Guarantors, and U.S. Bank as trustee.

The Supplemental Indentures eliminated a substantial number of the covenants in the Old Notes and the related indentures, including covenants limiting the Authority’s and the Guarantors’ ability to incur additional debt, pay dividends or distributions, make certain investments, create liens on assets, enter into transactions with affiliates, merge or consolidate with another company, or transfer and sell assets. As a result, the covenants governing the Old Notes and the related indentures, as amended by the Supplemental Indentures, are substantially less restrictive than those under the indentures governing the New Notes.

Approximately $10.8 million in cash consent fees were paid to holders of the Old Notes in connection with the consent solicitations conducted with respect to the Old Notes.

The foregoing description of certain provisions of the Supplemental Indentures is qualified in its entirety by reference to the full text of the Supplemental Indentures, a copy of each of which will be filed with the Authority’s next periodic report.

Bank Transactions

Amended Bank Credit Facility

On March 6, 2012, the Authority entered into a Fourth Amended and Restated Loan Agreement (the “Amended Bank Credit Facility”) among the Tribe, the lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent. The Amended Bank Credit Facility consists of a $400 million term loan facility and a $75 million revolving loan facility. The Amended Bank Credit Facility matures on March 31, 2015. On March 6, 2012, there were $400 million in term loans and no revolving loans outstanding under the Amended Bank Credit Facility.

Quarterly amortization payments on the term loans under the Amended Bank Credit Facility are $1 million. The revolving portion of the Amended Bank Credit Facility may be used for working capital and, subject to certain limitations, to repay the Old 2012 Notes, Old 2013 Notes, Old 2014 Notes and Old 2015 Notes upon the maturities thereof.

The Amended Bank Credit Facility contains negative covenants applicable to the Authority and the Guarantors, including negative covenants governing: incurrence of indebtedness, incurrence of liens, payment of dividends and other distributions, investments, asset sales, affiliate transactions, mergers or consolidations and capital expenditures. Additionally, the Amended Bank Credit Facility includes financial maintenance covenants pertaining to total leverage, senior leverage and minimum fixed charge coverage.

Borrowings under the Amended Bank Credit Facility will incur interest as follows: (i) for base rate revolving loans, base rate plus an applicable margin based on a leverage-based pricing grid between 2.25% and 3.25%; (ii) for Eurodollar rate revolving loans, the applicable LIBOR rate plus an applicable margin based on a leverage-based pricing grid between 3.50% and 4.50%; (iii) for base rate term loans, base rate plus an applicable margin equal to 3.25%; and (iv) for Eurodollar rate term loans, the applicable LIBOR rate plus 4.50%. There also is a fee of between 0.25% and 0.50%, based on a leverage-based pricing grid, charged on unused revolving commitments. For Eurodollar rate term loans, LIBOR is subject to a 1.0% floor. Interest on Eurodollar rate loans is payable at the end of each applicable interest period for periods of three months or less and for loans of more than three months, each March, June, September or December that occurs after the beginning of such interest period. Interest on base rate advances is payable quarterly in arrears.

The Amended Bank Credit Facility is fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors. The liens and security interests granted by the Grantors as security for the Authority’s obligations under the Amended Bank Credit Facility are senior in priority to the liens on the same collateral securing the New Term Loan Facility (as defined below) and all of the Old Notes and New Notes which are secured. The collateral securing the Amended Bank Credit Facility constitutes substantially all of the Grantors’ property and assets that secure the New Term Loan Facility described below and the series of the Old Notes and New Notes which are secured, but excludes certain excluded assets.

The foregoing description of certain provisions of the Amended Bank Credit Facility is qualified in its entirety by reference to the full text of the Amended Bank Credit Facility, a copy of which will be filed with the Authority’s next periodic report.

New Term Loan Facility

On March 6, 2012, the Authority entered into a Loan Agreement by and among the Authority, the Tribe, the lenders party thereto from time to time and Wells Fargo Gaming Capital, LLC, as Administrative Agent (the “New Term Loan Facility”). At closing, the Authority received $225 million (the maximum available amount under the New Term Loan Facility), prior to payment of fees and expenses.

There are no required amortization payments due prior to maturity in respect of the loans under the New Term Loan Facility. The New Term Loan Facility matures on March 31, 2016.

The proceeds of the New Term Loan Facility were used to refinance existing indebtedness of the Authority, permanently reduce commitments under the Amended Bank Credit Facility and pay fees, commissions, accrued interest and expenses in connection therewith and with the transactions consummated on March 6, 2012.

The New Term Loan Facility contains negative covenants that are substantially the same as the negative covenants in the Amended Bank Credit Facility. The New Term Loan Facility contains financial maintenance covenants that are substantially the same as those in the Amended Bank Credit Facility and also includes a separate first lien leverage ratio covenant.

Loans under the New Term Loan Facility bear interest at a rate of: (i) for base rate loans, base rate plus 6.50% per annum and (ii) for Eurodollar rate loans, LIBOR plus 7.50% per annum. In all cases, LIBOR is subject to a 1.50% floor. Interest on Eurodollar rate loans is payable at the end of each applicable interest period or every three months in arrears, if earlier. Interest on base rate loans is payable quarterly in arrears.

The New Term Loan Facility is fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors. The liens and security interests granted by the Grantors as security for the Authority’s obligations under the New Term Loan Facility are senior in priority to the liens on the same collateral securing any of the Old Notes and New Notes described above. The collateral securing the New Term Loan Facility constitutes substantially all of the Grantors’ property and assets that secure the Amended Bank Credit Facility and the series of the Old Notes and New Notes which are secured, but excludes certain excluded assets.

The foregoing description of certain provisions of the New Term Loan Facility is qualified in its entirety by reference to the full text of the New Term Loan Facility, a copy of which will be filed with the Authority’s next periodic report.

Intercreditor Agreements

First Lien Intercreditor Agreement

On March 6, 2012, Bank of America, N.A., as collateral agent and authorized representative under the Amended Bank Credit Facility and Wells Fargo Gaming Capital, LLC, as collateral agent and authorized representative under the New Term Loan Agreement, entered into a First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”), which was acknowledged by the Grantors. The First Lien Intercreditor Agreement establishes the relative priority of claims and rights of the lenders and agents under the Amended Bank Credit Facility and the New Term Loan Facility to the shared collateral, and certain other matters relating to the administration and enforcement of their respective security interests. Among other things, the First Lien Intercreditor Agreement provides, subject to certain exceptions, that, in the case of an exercise of remedies against the shared collateral, the obligations under the Amended Bank Credit Facility must be paid in full and discharged prior to the payment of the obligations under the New Term Loan Facility.

The foregoing description of certain provisions of the First Lien Intercreditor Agreement is qualified in its entirety by reference to the full text of the First Lien Intercreditor Agreement, a copy of which will be filed with the Authority’s next periodic report.

General Intercreditor Agreement

On March 6, 2012, Bank of America, N.A., as administrative agent and collateral agent under the Amended Bank Credit Facility, Wells Fargo Gaming Capital, LLC, as administrative agent and collateral agent under the New Term Loan Agreement, U.S. Bank National Association, as trustee under the indenture for the Old Second Lien Notes and New Second Lien Notes and authorized collateral agent for the second lien secured parties, and U.S. Bank National Association, as trustee under the New Third Lien Indenture and authorized collateral agent for the third lien secured parties, entered into an Amended and Restated Collateral Agency and Intercreditor Agreement (the “General Intercreditor Agreement”), which was acknowledged by the Grantors. The General Intercreditor Agreement establishes the relative lien priorities and rights of the lenders under the Authority’s various secured obligations to the shared collateral, and certain other matters relating to the administration and enforcement of their respective security interests. The General Intercreditor Agreement provides, subject to certain exceptions, that, in the case of an exercise of remedies against the shared collateral, the obligations under (i) the Amended Bank Credit Facility and the New Term Loan Facility must be paid in full and discharged prior to the payment of the Authority’s obligations secured by junior liens and (ii) the Old Second Lien Notes and the New Second Lien Notes must be paid in full and discharged prior to the payment of the obligations under the New Third Lien Notes.

The foregoing description of certain provisions of the General Intercreditor Agreement is qualified in its entirety by reference to the full text of the General Intercreditor Agreement, a copy of which will be filed with the Authority’s next periodic report.

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Section 2 Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Section 3 Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: March 9, 2012	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board